EXHIBIT 99.1

ePunk Provides Corporate Update

Changes Name to Blink Technologies, Inc., Submits Application for New Symbol to FINRA, and Provides Update for Bringing Company Current With Financial Reports

PALO ALTO, CA--(Marketwired - Apr 23, 2014) - Blink Technologies, Inc. ("Blink" or "the Company") (PINKSHEETS: PUNK) today announced that company changed its name from ePunk to Blink Technologies, Inc., as registered in the State of Nevada, and that it has submitted an application for name and symbol change with the Financial Industry Regulatory Authority (FINRA). In addition, the Company has engaged an independent public accounting firm to complete the process of becoming a fully reporting company, as designated by the Securities and Exchange Commission (SEC).

"It is important to our team, and our shareholders, that we consistently demonstrate compliance and maintain transparency as it relates to our financial reporting and all aspects of our business, and we are dedicated to that task," Dean Miller, CEO and President of Blink said. "Equally important is our commitment to building brand equity in the market, and formally changing the name of the company to Blink Technologies is the first step in that process."

ePunk recently announced that it had entered into a share exchange transaction with the shareholders of Blink Technologies, wherein it acquired all of the issued and outstanding common shares of Blink Technologies, an emerging technology marketing and development company based in Silicon Valley, focused on bringing consumer products and solutions to market that enhance communications, entertainment and lifestyle activities.

About Blink Technologies, Inc.

Blink Technologies is based in Palo Alto and is focused on delivering consumer technology solutions that enhance and user experience on devices-of-choice, including smartphones, tablets, and TVs.

Safe Harbor:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of ePunk, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond ePunk's ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in ePunk's filings with the Securities and Exchange Commission.

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